UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 2, 2017

DS HEALTHCARE GROUP, INC.

(Exact name of registrant as specified in its charter)

______________

Florida	001-35763	20-8380461
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1601 Green Road, Pompano Beach, Florida 33064

(Address of Principal Executive Office) (Zip Code)

(888) 404-7770

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

———————

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

POMPANO BEACH, FL June 2, 2017 /DS Healthcare Group (DSKX) has reached an agreement to settle the securities class action and the plaintiffs’ derivative lawsuit, In re. DS Healthcare Grp., Inc. Sec. Litig., pending in the United States District Court for the Southern District of Florida and in the Circuit Court in and for Broward County. Both are subject to court approval. Preliminary approval has been granted in the class action. Daniel Khesin, the former Chief Executive Officer and Director of the Company and the other directors of the Company at the time of the alleged conduct are also parties to the settlement agreement. The lawsuits allege, among other things, improper revenue recognition. DS Healthcare denies the allegations in the lawsuit but is entering into this settlement to eliminate the uncertainties, burden, and expense of further litigation. The settlement will be funded by insurance.

Item 9.01 - Financial Statement and Exhibits

(d)

Exhibits

99.1

Press Release issued June 5, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DS HEALTHCARE GROUP, INC.

Date: June 5, 2017	By:	/s/ John Power
John Power
Chief Financial Officer